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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  March 13, 1997
                       (Date of earliest event reported)


                AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State of other jurisdiction of incorporation)


          1-9259                                         94-3008908
(Commission File Number)                      (IRS Employer Identification No.)


            555 California Street, San Francisco, California  94104
                (Address of Principal Executive Offices)    (Zip Code)


      Registrant's Telephone number, including area code:  (415) 765-1814
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Item 5.  Other Events.

                 On March 13, 1997 Airlease issued a press release, a copy of which is attached hereto as Exhibit 7.1.


Item 7.  Financial Statements and Exhibits.

                 (a) Financial Statements of Business Acquired.

                 Not Applicable

                 (b) ProForma Financial Information.

                 Not Applicable

                 (c) Exhibits

                 7.1      Press Release dated March 13, 1997


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SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                           AIRLEASE LTD., A CALIFORNIA LIMITED
                                           PARTNERSHIP
                                                 (Registrant)
                                           By:   Airlease Management Services,
                                                 Inc., General Partner

Date:  March 13, 1997                      By:   /s/ David B. Gebler
                                                 -------------------------------
                                                 David B. Gebler
                                                 Chief Executive Officer



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                                                                     EXHIBIT 7.1


Contact:  Nancy Riess
          (415) 765-1814


                    AIRLEASE ADOPTS PLAN TO DELIST FROM THE
               NEW YORK STOCK EXCHANGE AND TO CEASE REINVESTMENT

         SAN FRANCISCO, March 13 - Airlease Ltd., A California Limited Partnership (NYSE - FLY) today reported that the board of directors of its general partner has approved a plan to restrict the transferability of its units, which will result in delisting of the units from trading on the New York Stock Exchange in December 1997, and to cease making new aircraft investments, leading to an earlier than planned liquidation of the partnership. The plan is subject to unitholder approval.

         The plan is designed to maximize value to unitholders while protecting them from adverse effects of federal income tax law. As previously reported to unitholders, Airlease will be taxed as if it were a corporation effective January 1, 1998, if its units are freely tradable on that date. This additional level of tax would substantially reduce distributions to unitholders.

         Before taking these actions the general partner carefully analyzed the strategic alternatives available to Airlease to maximize value to unitholders, including selling all aircraft during 1997 and liquidating the partnership. After extensive review, the board of directors of Airlease's general partner unanimously concluded that the best alternative to maximize value to the limited partners is the current proposal.

         Under the proposal, transferability of the units would be restricted in December 1997 and the units would be delisted from trading at that time. In addition, Airlease would not make any new aircraft investments, would sell its aircraft as attractive opportunities become available and would distribute net sales proceeds to unitholders after each sale.

         David Gebler, chief executive officer of Airlease's general partner, stated that although the units would not be freely tradable on the New York Stock Exchange or a similar secondary market after December 1997, under provisions of the tax law, there are a number of services which may be available to facilitate purchases and sales of units. At this time it is difficult to know if these services will operate with respect to the units, and IRS rules impose various limitations as to the aggregate number of units which may be sold in any year utilizing these services. Airlease will explore the alternatives available to facilitate purchases and sales of the units while protecting Airlease from taxation as a corporation. Mr. Gebler noted that if no such services develop unitholders may be unable to sell their units and would receive distributions through the remaining term of the partnership.

         Mr. Gebler explained that the decision to cease reinvesting is being proposed because of changes in tax law and Airlease's competitive position in the present market which has changed since inception of the partnership. Mr. Gebler noted that Airlease would seek to maximize value to unitholders from the existing aircraft portfolio, and this would include selling aircraft when sales are in the best interest of unitholders. While Airlease cannot predict when sales will be made, if the aircraft were sold at the end of their existing lease terms, 86% of the assets would be sold within five years and the remainder by 2006. This assumes that all lessees comply with their lease obligations and available lease renewal options are not exercised.

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3/13/97